Exhibit 99.1
AWH Announces Strong Preliminary Third Quarter 2023 Results and New Leadership Appointments
Record revenue for 6th consecutive quarter and significant Adjusted EBITDA1 sequential growth
Third consecutive quarter of positive Cash from Operations2 and first quarter of positive Free Cash Flow2
Key new leadership appointments
NEW YORK, NY, October 25, 2023 — Ascend Wellness Holdings, Inc. (“AWH” or the “Company” or “Ascend”) (CSE: AAWH.U) (OTCQX:AAWH), a multi-state, vertically integrated cannabis operator focused on bettering lives through cannabis, today announced strong preliminary third quarter 2023 financial results as well as updates to its leadership team.
•Record revenue for the 6th consecutive quarter, with net revenue up nearly 15% Q/Q to approximately $140 million;
•Significant sequential Adjusted EBITDA1 growth ranging from $27 to $29 million; and
•Third consecutive quarter of positive Cash from Operations2 and first quarter of positive Free Cash Flow2.
"Based on our preliminary evaluation, Q3 2023 marks a noteworthy milestone for our Company as our preliminary results have exceeded expectations. We are thrilled to report record-breaking revenue, accompanied by a significant increase in adjusted EBITDA and continued healthy cash flow generation. These achievements underscore our dedication to delivering exceptional value to our shareholders and solidify our position as a leader in the industry," said Abner Kurtin, Executive Chairman. The Company intends to provide further details on the quarter following the release of its official results on November 7th, 2023. Call details are provided below.
In addition to preliminary financial results for the quarter, the Company announced key leadership appointments, including:

•The appointment of Mark Cassebaum as Chief Financial Officer and resignation of Dan Neville;
•The appointment of Chris Holzer as Chief of Operations;
•The appointment of Denise Pedulla as Chief Legal Officer and Corporate Secretary; and
•The promotion of Rebecca Koar to Executive Vice President of Investor Relations and Strategy.
1 Adjusted EBITDA is calculated using the same methodology to prior quarters. Full GAAP to Non-GAAP reconciliation will be provided in the final earnings announcement.
2 Cash from Operations and Free Cash Flow were positive both including and excluding cash received related to the employee retention tax credit.

"On behalf of the Board of Directors and the entire company, I would like to extend my sincere gratitude to Dan Neville for his dedication and contributions during his tenure as our CFO. His leadership has been instrumental in many aspects of Ascend’s growth and overall financial success. We are excited for him to take on his new career opportunity and wish him the absolute best in the future," said John Hartmann, Chief Executive Officer.
Hartmann continued, "As we move forward into an exciting new chapter, I'm thrilled to announce key appointments to our executive team. First, Mark Cassebaum will be stepping into the role of CFO, bringing a wealth of financial expertise and strategic insight to drive our Company's continued financial strength. Mark joins us most recently from Blackstone owned Centric Brands and previously was the divisional CFO for buybuyBaby and Operations at Bed Bath & Beyond. He has also held numerous positions of increasing financial responsibility with Ralph Lauren Corporation where he served for over 12 years."

Hartmann further elaborated on the management changes, "Chris Holzer, will be taking on the role of Chief of Operations, leading our cultivation, production and supply chain functions. He comes to us most recently from Bayer Crop Science, where he held the position of Senior Vice President and Head of Quality – Product Supply, Seeds & Chemistry. Additionally, Denise Pedulla joins us from Conformis, Inc. as our Chief Legal Officer and Corporate Secretary, responsible for leading our legal, compliance, and governance functions. We are pleased to bring this caliber of talent from outside the industry into our organization to complement and strengthen our existing team. Lastly, Rebecca Koar has been promoted to Executive Vice President, Investor Relations and Strategy, an expansion of her role to support our near- and long-term planning. Each of these talented individuals are a testament to our commitment to excellence, and we are confident that their expertise will propel us to new heights. We look forward to a promising future together as we navigate the exciting opportunities that lie ahead."

Q3 Earnings Call Details
AWH will host a conference call on November 7, 2023 at 8:30 a.m. ET following the final release of its third quarter 2023 financial results.
The earnings conference call may be accessed by dialing 1 (888) 390-0605. A live audio webcast will also be available on the Investor Relations section of AWH website at https://awholdings.com/investors and will be archived for replay.

DATE:	Tuesday, November 7, 2023
TIME:	8:30 AM Eastern Time
WEBCAST:	Click to Access
DIAL-IN NUMBER:	1 (888) 390-0605
REPLAY:	1 (888) 390-0541
Replay Code: 777227 #

Mark Cassebaum, Chief Financial Officer, Bio
Mark Cassebaum joined AWH as Chief Financial Officer in 2023. Mr. Cassebaum comes to AWH most recently from Centric Brands, a $3Bn wholesale/license global apparel company owned by Blackstone, where he served as Executive Vice President of Finance and Planning. He is a highly accomplished transformational executive with 25 years of experience supporting the financial integrity of public and private omni-channel businesses including e-Commerce, Wholesale, Retail, and Licenses. He has held progressive leadership positions at UPS (NYSE: UPS), Ralph Lauren (NYSE: RL), Bed Bath & Beyond, and more. Mr. Cassebaum is a process optimizer who tackles complex business challenges by developing sound strategies to streamline operations, reduce costs, quicken revenue growth, and maximize profits. He focuses on leveraging past successes and experience to deliver deeper analytics. He received his MBA in Finance & Supply Chain Management and B.S. in Finance from Rutgers University.

Chris Holzer, Chief of Operations, Bio
Chris Holzer joined AWH as Chief of Operations in 2023. Mr. Holzer comes to AWH most recently from Bayer Crop Science where he held the role of Senior Vice President and Head of Quality – Product Supply, Seeds & Chemistry. Previously, Chris spent almost 15 years with Syngenta in both domestic and international assignments of increasing responsibility across roles focused on vegetable crops. Mr. Holzer brings a deep love of agriculture and experience in providing leadership in plant touching businesses. He has managed plant growth (greenhouse and open field) for seed production, yield, and quality with strict environmental controls. He also has experience working within regulated frameworks, while leveraging R&D and automation to build scale. In addition to his specific experiences in manufacturing, production, and supply chain, he is a culture builder and understands that leadership starts on the floor. Continuous improvement is important to Mr. Holzer as he started his career with early roles as a process engineer and site manager in agrochemical and distillation businesses. He earned a B.S. in Chemical Engineering from the University of Arkansas, and he holds postgraduate certifications in Process Business Management from the University of Warwick and Global Production & Supply from INSEAD.

Denise Pedulla, Chief Legal Officer and Corporate Secretary, Bio
Denise Pedulla joined AWH in 2023 and serves as Chief Legal Officer and Corporate Secretary. She joined AWH most recently from Conformis, Inc. where she was responsible for the legal, compliance, and governance functions in the medical/healthcare space. Previously, she held top roles in her 30-year career in both legal and compliance for public, private and in-house counsel settings. Ms. Pedulla brings deep experience in providing leadership and cross-functional legal services to global life sciences companies. Many, if not all, of her past experiences are relevant for AWH. A sample of these include, mergers and acquisitions, working with federal and state regulatory enforcement agencies, effectively managing outside counsel, and experience serving as corporate secretary for public companies, and earlier in her career as a registered nurse. Ms. Pedulla received her JD from Suffolk University and a Master of Public Health from Harvard University.

Rebecca Koar, Executive Vice President of Investor Relations and Strategy, Bio
Rebecca Koar joined AWH as Head of Investor Relations in June 2021. She currently serves as Executive Vice President of Investor Relations and Strategy. She previously also held the role of Corporate Secretary. Ms. Koar has 12+ years of professional experience spanning Mergers & Acquisitions, Corporate Strategy, Investor Relations, and Venture Capital at both public and private companies. She has held progressive leadership positions at Verizon (NYSE: VZ), Covanta Energy (NYSE: CVA), Conduent (NASDAQ: CNDT), and Golden Seeds. She has produced quarterly earnings communications for nearly

20 quarters, participated in over 30 completed acquisition processes, developed comprehensive corporate strategies for 3 companies, and participated in the evaluation of hundreds of venture offerings. At AWH, Ms. Koar is responsible for the planning, development, and implementation of investor programs, messaging, and activities as well as the near and long-term corporate strategy. In her spare time, she also serves as Chair of the Editorial Committee for the National Investor Relations Institute’s IR Update Magazine. Prior to her professional work, Ms. Koar graduated with a B.S. from the University of Virginia School of Engineering and Applied Sciences with concentrations in Materials Science, Engineering Business, and Applied Math.

About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated operator with assets in Illinois, Michigan, Ohio, Massachusetts, New Jersey, Pennsylvania, and Maryland. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Common Goods, Simply Herb, Ozone, Ozone Reserve, Tunnel Vision, and Royale branded products. For more information, visit www.awholdings.com.

Caution Regarding Preliminary Estimates
The foregoing preliminary financial information reflects management's current views with respect to the Company's financial results. Such preliminary financial information is subject to the finalization and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with applicable accounting standards. In the course of preparing and finalizing the Company’s financial statements for the third quarter ended September 30, 2023, these preliminary estimates will be subject to change and the Company may identify items that will require it to make adjustments to such estimates. For these or other reasons, these preliminary financial estimates may not ultimately be indicative of the Company's results for the third quarter ended September 30, 2023 and actual results may differ materially from those described above. No independent registered public accounting firm has reviewed, examined or performed any procedures with respect to, nor have they expressed any form of assurance on, these preliminary estimated results.

Forward-Looking Statements
This news release includes forward-looking information and statements, which may include, but are not limited to, information and statements regarding the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as "expects", "continue", "will", "anticipates" and "intends" or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the Company's current projections and expectations about future events and financial trends, and on certain assumptions and analyses made by the Company in light of experience and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate. These forward-looking statements include statements relating to the Company’s preliminary financial information in respect of the third quarter of 2023, including both net revenue and Adjusted EBITDA, the timing for executive changes, the Company's continued growth and the Company’s ability to add value.

Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein. Such factors include, among others: the risks and uncertainties identified in the Company's Annual Report on

Form 10-K for the year ended December 31, 2022, and in the Company's other reports and filings with the applicable Canadian securities regulators and the U.S. Securities and Exchange Commission. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly, readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws.

The CSE has not reviewed, approved or disapproved the content of this news release.

Contacts
EVP of Investor Relations and Strategy
Rebecca Conti Koar
IR@awholdings.com
(617) 453-4042 ext. 90102